UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K-A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2004

World Wide Web, Inc.

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(Exact name of registrant as specified in its charter)

Nevada

State or other jurisdiction of incorporation or organization

000-3317

Commission File No.

88-0440630

(I.R.S. Employer Identification No.

4850 W. Flamingo Rd. #23 Las Vegas Nevada 89103

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(Address of principal executive offices)

Registrant's telephone number, including area code:

(702)-325-7700

Item 4.01.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)

Previous independent accountants

(i)

On November 7, 2004, Beckstead & Watts, LLP was dismissed as the independent accountants for World Wide Web, Inc.

(ii)

The Board of Directors approved the decision to change independent accountants.

(iii)

The report of Beckstead & Watts, LLP on the financial statements for the fiscal year ended December 31, 2002 and 2003 of the Company contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iv)

In connection with its audit for the two most recent fiscal years ended December 31, 2002 and 2003, and for subsequent interim periods preceding this dismissal there were no disagreements with Beckstead & Watts, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Beckstead & Watts, LLP would have caused Beckstead & Watts, LLP to make reference thereto in their report(s) on the financial statements for such years or interim periods.

(v)

During the two most recent fiscal years ended December 31, 2002 and 2003 and through June 30, 2004 there were no reportable events as that term is defined in Item 304(a)(l)(v) of Regulation S-X.

(vi)

The Company has requested, and Beckstead & Watts, LLP has furnished, a letter addressed to the Commission stating that Beckstead & Watts, LLP agrees with subparagraphs (a)(ii), (iv) and (v) above. A copy of such letter, dated November 7, 2004 is filed as Exhibit 16 of this Form 8-K.

(b)

New independent accountants

On November 9, 2004, the Company engaged Moore Stephens Wurth Frazer and Torbet, LLP as its new principal independent accountant. The engagement was approved by the Board of Directors on November 7, 2004.

(i)

The Company has not consulted with Moore Stephens Wurth Frazer and Torbet, LLP on the application of any accounting principles or proposed transactions, the type of audit opinion that might be given, any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(l)(v) of Regulation S-K.

ITEM 9.01

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)

Exhibits.

16

Letter regarding change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: November 29, 2004

World Wide Web, Inc.

/s/Herb Sider

Herb Sider, PRESIDENT

EXHIBIT INDEX

EXHIBIT

DESCRIPTION

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16

Letter regarding change in Certifying Accountant